UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 14, 2006

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors

(b)  On March 14, 2006, Hospira’s directors, Judith C. Pelham and William L. Weiss, resigned from Hospira’s board of directors with such resignations to take effect at the 2006 annual meeting of shareholders. Each director will continue to serve on the board through the 2006 annual meeting of shareholders. Neither director resigned as a result of any disagreement with Hospira on any matter.

Ms. Pelham’s term expires at Hospira’s 2008 annual meeting of shareholders, and Mr. Weiss’ term expires at the 2007 annual meeting of shareholders. Hospira’s board of directors has nominated successors to their board seats to be elected by the shareholders at the 2006 annual meeting of shareholders. Such nominees will be identified in Hospira’s proxy statement relating to the meeting.

The 2006 annual meeting of shareholders is expected to be held on May 17, 2006, and proxy materials are expected to be mailed to shareholders beginning on March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: March 20, 2006		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary